Exhibit (24)

POWER OF ATTORNEY

We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Gerald H. Lipkin and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald H. Lipkin	Chairman of the Board, President and	February 10, 2009
Gerald H. Lipkin	Chief Executive Officer and Director

/s/ Alan D. Eskow	Executive Vice President and Chief Financial	February 10, 2009
Alan D. Eskow	Officer (Principal Financial Officer)

/s/ Mitchell L. Crandell	Senior Vice President and Controller	February 10, 2009
Mitchell L. Crandell	(Principal Accounting Officer)

/s/ Andrew B. Abramson	Director	February 10, 2009
Andrew B. Abramson

/s/ Pamela R. Bronander	Director	February 10, 2009
Pamela R. Bronander

/s/ Eric P. Edelstein	Director	February 10, 2009
Eric P. Edelstein

/s/ Mary J. Steele Guilfoile	Director	February 10, 2009
Mary J. Steele Guilfoile

/s/ H. Dale Hemmerdinger	Director	February 10, 2009
H. Dale Hemmerdinger

/s/ Graham O. Jones	Director	February 10, 2009
Graham O. Jones

/s/ Walter H. Jones, III	Director	February 10, 2009
Walter H. Jones, III

/s/ Gerald Korde	Director	February 10, 2009
Gerald Korde

/s/ Michael L. LaRusso	Director	February 10, 2009
Michael L. LaRusso

/s/ Marc J. Lenner	Director	February 10, 2009
Marc J. Lenner

/s/ Robinson Markel	Director	February 10, 2009
Robinson Markel

/s/ Robert E. McEntee	Director	February 10, 2009
Robert E. McEntee

/s/ Richard S. Miller	Director	February 10, 2009
Richard S. Miller

/s/ Barnett Rukin	Director	February 10, 2009
Barnett Rukin

/s/ Suresh L. Sani	Director	February 10, 2009
Suresh L. Sani

/s/ Robert C. Soldoveri	Director	February 10, 2009
Robert C. Soldoveri